Exhibit 1.1

EXECUTION VERSION

Aircastle Limited

Common Shares

Underwriting Agreement

May 16, 2018

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

As Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Subject to the terms and conditions herein set forth, Ontario Teachers’ Pension Plan Board (the “Selling Shareholder”) hereby agrees to sell to the several parties named in Schedule I hereto (the “Underwriters”), and the Underwriters hereby agree to purchase from the Selling Shareholder an aggregate of 7,887,029 common shares (the “Shares”) of Aircastle Limited, a company incorporated under the laws of Bermuda (the “Company”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 25 hereof.

1.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)    The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-224813), on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the

Applicable Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Shares, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time. No notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission;

(b)    On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the respective rules thereunder; on each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement (or any amendment thereto) or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter or the Selling Shareholder specifically for inclusion in the Registration Statement (or any amendment thereto) or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof and that the only such information furnished by the Selling Shareholder consists of the name and address of, and number of shares beneficially owned by, the Selling Shareholder set forth under the heading “Selling Shareholder” in the Preliminary Prospectus and Final Prospectus (the “Selling Shareholder Information”);

(c)    As of its date and at the Applicable Time, the Preliminary Prospectus or any Issuer Free Writing Prospectus did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter or the Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof and that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information;

(d)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

(e)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer;

(f)    The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus conformed, when such documents were filed with the Commission, in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and as of the time such documents were filed with the Commission and as of the Applicable Time, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement (prior to the Closing Date), the Preliminary Prospectus and the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(g)    Other than the Registration Statement, the Preliminary Prospectus and the Final Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the documents listed on Schedule II hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriters and (iii) the information included on Schedule III hereto. Each Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus and any Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or the Disclosure Package in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter or the Selling Shareholder expressly for use in such Issuer Free Writing Prospectus or the Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof and that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information;

(h)    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter or the Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof and that the only such information furnished by the Selling Shareholder consists of the Selling Shareholder Information;

(i)    The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(j)    On the date hereof and the Closing Date, none of the Company and its subsidiaries (i) carries on business from premises in Bermuda at which it employs staff and pays salaries and other expenses and (ii) holds any real property situated in Bermuda;

(k)    On the Closing Date, the Company’s common shares will be listed on the New York Stock Exchange (the “Exchange”) or another appointed stock exchange, as defined in the Companies Act 1981 of Bermuda, and the consent to the issue and free transfer of the Company’s securities given by the Bermuda Monetary Authority dated 20 June 2006 will not have been revoked or amended on the Closing Date;

(l)    No holders of securities of the Company have rights to the registration of any securities under the Registration Statement, except as such rights have been waived or not exercised prior to the date hereof;

(m)    The Company is not, and after giving effect to the offering and sale of the Shares as described in the Disclosure Package and the Final Prospectus will not be, an “investment company” as defined in the Investment Company Act;

(n)    The Company and its subsidiaries have not paid, within the three months prior to the date hereof, or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or its subsidiaries (except as contemplated in this Agreement);

(o)    The Company and its subsidiaries have not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Shares;

(p)    The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and (ii) each “Significant Subsidiary” (as defined in Rule 1-02 of Regulation S-X) of the Company (the “Significant Subsidiaries”), which are listed on Schedule IV hereto, has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized, and each of the Company and its subsidiaries has full corporate or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have any material adverse effect, or a prospective material adverse effect, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or the performance by the Company of its obligations under the Shares (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any company, corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and (ii) any subsidiaries, if considered in the aggregate as a single subsidiary, that would not constitute a “Significant Subsidiary” (as defined in Rule 1-02 of Regulation S-X);

(q)    All the issued and outstanding shares in the capital of the Company (except in each case for director’s qualifying shares, if any) have been duly authorized and validly issued and are fully paid and nonassessable and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares in the capital of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance;

(r)    The statements in (i) the Disclosure Package and the Final Prospectus under the headings “Certain Bermuda Tax Considerations” and (ii) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 under the caption “Business—Government Regulation” fairly summarize, in all material respects, the matters therein described;

(s)    This Agreement has been duly authorized, executed and delivered by the Company;

(t)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein except (i) such as may be required under the blue sky laws of any jurisdiction in which the Shares are offered and sold and such as have been obtained under the Act; (ii) such filings and recordings as have been already obtained or may be required from the Bermuda Monetary Authority; (iii) such as have been obtained or made by the Company or any of its subsidiaries; or (iv) any such consents, approvals, authorizations, filings or orders, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby or thereby;

(u)    None of the execution and delivery of this Agreement or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the memorandum of association, bye-laws, certificate of incorporation or comparable constituting documents of the

Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) above, where such conflict, breach, violation or imposition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated and have been prepared in accordance with the requirements of the Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth under the caption “Summary Consolidated Financial and Operating Data” in the Preliminary Prospectus and the Final Prospectus fairly present, in all material respects, on the basis stated in the Preliminary Prospectus and the Final Prospectus, the information included therein;

(w)    Other than as disclosed in the Disclosure Package and the Final Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could, if determined adversely to the Company or any of its subsidiaries, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or thereby;

(x)    Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and its Significant Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted;

(y)    Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its memorandum of association, bye-laws, certificate of incorporation or comparable constituting documents, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clause (i) above, with respect to subsidiaries of the Company other than the Significant Subsidiaries and in the case of clauses (ii) and (iii) above, where such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z)    Ernst & Young LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Registration Statement, Preliminary Prospectus and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board;

(aa)    [Reserved];

(bb)    The Company and each of its subsidiaries has filed all Bermuda, Ireland and United States, and to the knowledge of the Company has filed in all other appropriate jurisdictions, applicable tax returns that are required to be filed or has obtained valid extensions thereof (except for failures to file that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and has paid all Bermuda, Ireland and United States, and to the knowledge of the Company has paid in all other appropriate jurisdictions, taxes required to be paid by it (including in its capacity as a withholding agent) and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith (provided adequate reserves have been made in accordance with U.S. Generally Accepted Accounting Principles) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(cc)    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, except as disclosed in the Disclosure Package and the Final Prospectus, or, to the knowledge of the Company, is threatened or imminent, except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto);

(dd)    [Reserved];

(ee)    The Company and its subsidiaries (i)(x) are in compliance with any and all applicable Bermuda, Ireland, Singapore and United States federal, state and local laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect;

(ff)    The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(gg)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(hh)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(ii)    Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Controlled Affiliates for employees or former employees of the Company and its Controlled Affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

(jj)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State) or any similar sanctions imposed by any other governmental authority to which the Company or any of its subsidiaries is currently subject (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each a “Sanctioned Country”). The Company and its subsidiaries are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(kk)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Controlled Affiliate of the Company or any of its subsidiaries is aware of or has (i) used any corporate funds for any unlawful contribution, unlawful gift, unlawful entertainment or other unlawful expense relating to political activity, (ii) taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit; and the Company, its subsidiaries and, to the knowledge of the Company, its Controlled Affiliates have conducted their businesses in compliance with the FCPA or any other applicable anti-bribery or anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve, and which are reasonably expected to promote and achieve, continued compliance therewith. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Controlled Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(ll)    Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter;

(mm)    There is and has been no failure on the part of the Company and any of its directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(nn)    Subject to the terms of its lease agreements as disclosed in the Disclosure Package and the Final Prospectus, the Company and each of its subsidiaries have maintained, in all respects and in accordance with normal industry practice, all of the machinery, equipment, vehicles, plants, depots, buildings or other facilities and other tangible personal property now owned or leased by the Company and its subsidiaries that is necessary to conduct their business as it is now conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, it being understood that the Company does not maintain, and does not control the maintenance of, the aircraft that are leased to customers;

(oo)    The Company owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Disclosure Package and the Final Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of infringement of or conflict with (and does not know of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect;

(pp)    The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses which insurance is in amounts and insures against such losses and risks as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at cost that would not reasonably be expected to have a Material Adverse Effect;

(qq)    [Reserved];

(rr)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local, foreign or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course; and

(ss)    Since the date of the most recent financial statements of the Company included in each of the Disclosure Package and the Final Prospectus (i) there has not been any change in the share capital, capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) there has not been any Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iv) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Disclosure Package and the Final Prospectus.

2.    Purchase of the Shares.

(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder, at a purchase price of $21.23 per share (the “Purchase Price”), the amount of the Shares set forth opposite such Underwriter’s name in Schedule I hereto.

3.    Delivery and Payment.

(a)    Delivery of and payment for the Shares shall be made at 10:00 AM, New York City time, on May 18, 2018, or at such time on such later date not more than two Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement among the Underwriters, the Company and the Selling Shareholder or as provided in Section 11 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price of the Shares being sold by the Selling Shareholder to or upon the order of the Selling Shareholder by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholder. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

(b)    (i) The Selling Shareholder will pay all applicable stamp and other duties and stock and other transfer taxes, if any, involved in the sale and transfer to the several Underwriters of the Shares to be purchased by them from the Selling Shareholder and (ii) the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Disclosure Package.

5.    Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each Underwriter and the Company that:

(a)    All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and for the sale and delivery of the Shares to be sold by it hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by it hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Selling Shareholder’s obligations hereunder;

(b)    The sale of the Shares to be sold by the Selling Shareholder hereunder and the compliance by the Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation, By-laws or similar organizational documents of the Selling Shareholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or its property, exception in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of the Selling Shareholder’s obligations hereunder;

(c)    Immediately prior to the Closing Date, the Selling Shareholder will be the beneficial or record owner of the Shares to be sold by it hereunder, with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the Shares and payment therefor pursuant hereto, assuming that the Underwriters have no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”) to the Shares, each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Shares purchased by such Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against such Underwriter;

(d)    There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the sale of the Shares;

(e)    The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f)    To the extent that any statements or omissions made in the Registration Statement, the Disclosure Package, the Final Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with the Selling Shareholder Information, such Disclosure Package, the Final Prospectus and Issuer Free Writing Prospectus and the Registration Statement did, and the Final Prospectus and any further amendments or supplements to the Registration Statement and the Final Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(g)    The Selling Shareholder is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101.

6.    Agreements of the Company. The Company agrees with the several Underwriters:

(a)    Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object; provided however, that the foregoing requirement will not apply to any of the Company’s quarterly filings with the Commission required to be filed pursuant to the Exchange Act. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters, such approval not to be unreasonably withheld, with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (v) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the Exchange.

(c)    If, at any time prior to the Closing Date, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will (i) notify promptly the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to the first sentence of paragraph (a) of this Section 6, amend or supplement the Disclosure Package to correct such statement or omission or to effect such compliance; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)    If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)    As soon as reasonably practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)    The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request, but, in each case, excluding any document incorporated by reference therein. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)    The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Underwriters may reasonably request and will maintain such qualifications in effect so long as reasonably required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or where it would be subject to taxation as a foreign corporation or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)    During a period of 30 days from the date of the Final Prospectus, the Company will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction to dispose (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by it or any of its affiliates) of any common shares of the Company, or any securities convertible into, or exercisable or exchangeable for common shares of the Company, or file (or participate in the filing) of a registration statement with the Commission in connection therewith, under the Act, or publicly announce an intention to effect any such transaction or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to the common shares of the Company. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any common shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding at the time that this Agreement is executed, (C) any grants of stock options, restricted stock, notional units or other equity securities to employees, directors or contractors pursuant to the terms of any plan in effect at the time that this Agreement is executed, issuances of common shares of the Company pursuant to the exercise of such options or the exercise of any other employee stock options or units outstanding at the time that this Agreement is executed, (D) any common shares issued by the Company pursuant to any non-employee director stock plan or dividend reinvestment plan in effect at the time that this Agreement is executed, and (E) any registration statement on Form S-8 under the Act with respect to the foregoing clauses (B), (C) and (D).

(i)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)    The Company will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k)    The Company will comply with all applicable securities and other laws, rules and regulations, and use its commercially reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations.

(l)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the delivery of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 6(g) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification; provided that such fees and expenses of counsel shall not exceed $15,000); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) except as otherwise specified herein, all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(m)    The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

7.    Agreements of the Selling Shareholder. The Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or has not prepared on its behalf or use or refer to, any Free Writing Prospectus, and have not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

8.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained herein as of the Applicable Time, the Closing Date, to the accuracy of the statements of the Company and the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions:

(a)    The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use pursuant to Rule 401(g)(2) shall have been issued and no proceeding for such purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b)    The Underwriters shall have received on the Closing Date the opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, in form reasonably satisfactory to the Underwriters, (ii) Christopher Beers, General Counsel of the Company, in form reasonably satisfactory to the Underwriters and (iii) Conyers Dill & Pearman Limited, special Bermuda counsel to the Company, in form reasonably satisfactory to the Underwriters.

(c)    The Underwriters shall have received on the Closing Date the opinions of (i) Debevoise & Plimpton LLP, outside counsel for the Selling Shareholder, in form reasonably satisfactory to the Underwriters and (ii) Torys LLP, special Canadian counsel to the Selling Shareholder, in form reasonably satisfactory to the Underwriters.

(d)    The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, counsel for the Underwriters, in a form or forms reasonably satisfactory to the Underwriters.

(e)    The Company shall have furnished to the Underwriters a certificate of the Company, signed by one of the Chairman of the Board, the Chief Executive Officer, the President, the principal financial officer or principal accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Shares, and this Agreement and that:

(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the

Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use pursuant to Rule 401(g)(2) shall have been issued and no proceeding for such purpose or pursuant to Section 8A of the Act shall have been instituted or, to our knowledge, threatened; and

(iii)    since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f)    The Underwriters shall have received on each of the date hereof, the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” addressed to the Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(g)    Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h)    Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(i)    At the Applicable Time, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto signed by the persons listed on Schedule V hereto.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York, on the Closing Date.

9.    Reimbursement of Underwriters’ Expenses. If (i) this Agreement is terminated pursuant to clause (ii) or clause (v) of Section 12 hereof, (ii) the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied or (iii) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares; provided that the Selling Shareholder will reimburse the Underwriters for such expenses to the extent (a) this Agreement is terminated because the conditions set forth in Section 8(c) are not satisfied or (b) of the Selling Shareholder’s refusal, inability or failure to perform any agreement herein or comply with any provision hereof, it being understood and agreed that the foregoing shall not affect the Company’s and the Selling Shareholder’s respective obligations pursuant to the registration rights letter between the parties, dated August 10, 2012.

10.    Indemnification and Contribution.

(a)    (i) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. (ii) The Selling Shareholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the extent and in the manner set forth in clause (a)(i) above; provided that the Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information.

(b)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Shareholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Shares, (ii) the list of Underwriters and their respective participation in the sale of the Shares in the first paragraph under the heading “Underwriting” and (iii) the information in the eighth and ninth paragraphs under the heading “Underwriting,” in each case, in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)    Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any finding of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company or the Selling Shareholder, on the one hand, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company or the Selling Shareholder and one or more of the Underwriters may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Shareholder on the one hand and by the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Company or the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company or the Selling Shareholder, on the one hand, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholder on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company or the Selling Shareholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company or the Selling Shareholder, as applicable, and benefits received by the Underwriters shall be deemed to be equal to the difference between (i) the aggregate price to the public received by the Underwriters and (ii) the aggregate price paid by the Underwriters to the Selling Shareholder for the Shares. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Shareholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.

11.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five business days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company and the Selling Shareholder prior to delivery of and payment for the Shares, if at any time prior to such payment and delivery (i) trading in the Company’s common shares shall have been suspended by the Commission or the Exchange or trading in securities generally on the Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a banking moratorium shall have been declared by any of Bermuda, U.S. federal or New York State authorities or there shall have occurred a temporary cessation in commercial banking or securities settlement or clearance services in the United States if the effect of such temporary cessation is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares as contemplated in the Preliminary Prospectus and the Final Prospectus (exclusive of any amendment or supplement thereto); (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Bermuda of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering, sale or delivery of the Shares as contemplated in the Preliminary Prospectus and the Final Prospectus (exclusive of any amendment or supplement thereto); (v) a change or development involving a prospective change in Bermuda taxation affecting the Company if the effect of such change specified in this clause is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering, sale or the delivery of the Shares as contemplated in the Preliminary Prospectus and the Final Prospectus (exclusive of any amendment or supplement thereto); (vi) the imposition of exchange controls by the United States or Bermuda, if the effect of such imposition specified in this clause is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering, sale or the delivery of the Shares as contemplated in the Preliminary Prospectus and the Final Prospectus (exclusive of any amendment or supplement thereto); or (vii) the occurrence of any other change in currency exchange rates or controls in the United States or Bermuda or elsewhere, if the effect of any such event specified in this clause is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering, sale or the delivery of the Shares as contemplated in the Preliminary Prospectus and the Final Prospectus (exclusive of any amendment or supplement thereto).

13.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, its officers, the Selling Shareholder and of the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, or the Selling Shareholder or any of

the indemnified persons referred to in Section 9 hereof and will survive delivery of and payment for the Shares. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198; Attention: Registration Department and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel (fax no.: 646-291-1469) with an additional copy to Cahill Gordon & Reindel LLP, 80 Pine St., New York, NY 10005 Attention: Michael Sherman; or, if sent to the Company, will be mailed, delivered or telefaxed to fax no.: (203) 724-2331 and confirmed to it at 201 Tresser Boulevard, Suite 400, Stamford, CT 06901, Attention: Christopher Beers, General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, Attention: Joseph A. Coco, Esq. and Michael J. Zeidel, Esq.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 10 hereof and their respective successors and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

16.    Judgment Currency. The Company and the Selling Shareholder, severally and not jointly, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17.    Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901 (the “Authorized Agent”) as its authorized agent, upon whom process may be served in any suit or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any Federal or state courts in The City of New York. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this

Agreement may be instituted by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the State of Delaware.

18.    No Fiduciary Duty. The Company and the Selling Shareholder hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholder and (c) the engagement of the Underwriters by the Company and the Selling Shareholder in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Shareholder agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholder on related or other matters). The Company and the Selling Shareholder agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

19.    Waiver of Immunity. To the extent that the Company, the Selling Shareholder or any Underwriter has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company, the Selling Shareholder and each Underwriter hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

20.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

21.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

22.    Waiver of Jury Trial. The Company, the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

24.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

25.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D under the Act.

“Applicable Time” shall mean 4:30 P.M., New York City time, on May 16, 2018.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Controlled Affiliate” shall mean, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, is controlled by a specified person.

“Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) the information set forth on Schedule III, if any, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Final Prospectus” shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Selling Shareholder and the Company.

Very truly yours, AIRCASTLE LIMITED

By:	/s/ Christopher Beers
Name: Christopher Beers Title: General Counsel

[Signature page to the Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Richard Cohn
Name: Richard Cohn Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Rohith Adavikolanu
Name: Rohith Adavikolanu (on behalf of John Grier)
Title: Vice President

[Signature Page to the Underwriting Agreement]

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:	/s/ Jeffrey Markusson
Name: Jeffrey Markusson Title: Authorized Signatory

[Signature Page to the Underwriting Agreement]

EXHIBIT A

[FORM OF] LOCK-UP AGREEMENT

May 16, 2018

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

As Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:    Aircastle Limited — Offering of Common Shares

Ladies and Gentlemen:

The undersigned, a shareholder and/or an officer and/or director of Aircastle Limited, a company incorporated under the laws of Bermuda (the “Company”), understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Ontario Teachers’ Pension Plan Board (the “Selling Shareholder”), providing for the underwritten public offering (the “Offering”) by the Selling Shareholder of the Company’s common shares, par value $0.01 per share (the “Common Shares”).

In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and ending on the date that is 30 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction to dispose (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by it or any of its affiliates) any Common Shares, or any securities convertible into, or exercisable or exchangeable for Common Shares (collectively, the “Lock-Up Shares”), or file (or participate in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in connection therewith, under the Securities Act of 1933, as amended, or publicly announce an intention to effect any such transaction or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any the Lock-Up Shares, in each case, other than the Common Shares to be sold by the undersigned pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Shares without the prior written consent of the Underwriters, provided that: (i) with respect to (a), (b), (c), (d) and (e) below (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement), the Underwriters receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (ii) any transfer described under (a), (b) or (c) below shall not involve a disposition for value, (iii) with respect to (a), (b), (c), and (d) below, such transfers (irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement) are not required to be reported with the Commission on Form 4 in accordance with Section 16 of the Exchange Act, and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the Lock-Up Period), irrespective of whether such transfer involves a disposition of value, to the extent permitted by this Agreement:

(a)	as a bona fide gift or gifts; or

(b)	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(c)	(1) to another corporation, partnership or other business entity that is a controlled or managed affiliate of the undersigned or (2) as a distribution to limited or general partners, members, shareholders or other equity holders of the undersigned; or

(d)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(e)	by will or intestacy or if the transfer occurs by operation of law, such as rules of descent and distribution, or pursuant to a qualified domestic order or in connection with a divorce settlement; or

(f)	under any written plan meeting the requirements of Rule 10b5-1 under the Exchange Act in effect on the date hereof; or

(g)	the Common Shares to be sold by the undersigned pursuant to the Underwriting Agreement; or

(h)	the exercise of options or warrants to purchase Common Shares, provided that any Common Shares issued pursuant thereto will remain subject to the terms of this Agreement for the remainder of the Lock-Up Period; or

(i)	the disposition of any Common Shares in order to pay taxes in connection with the vesting of any restricted shares issued pursuant to the Company’s existing equity incentive plans; or

(j)	the transfer of Common Shares pursuant to an order of a court or regulatory agency.

[In addition, during the Lock-Up Period, any trading by any affiliate of the undersigned in a fiduciary capacity, or trading in the ordinary course, for its own account or the account of others, by any affiliate of the undersigned that is in the financial services industry (other than, in any such case, with respect to any Common Shares received from the undersigned) shall not require the prior written consent of the Underwriters.]1

[1]	To be included in Marubeni lock-up.

Furthermore, during the Lock-Up Period the undersigned may sell Common Shares purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

This Agreement shall lapse and become null and void if (i) prior to entering the Underwriting Agreement, the Company or the Selling Shareholder notifies the Underwriters in writing that the Selling Shareholder does not intend to proceed with the Offering, (ii) the Company, the Selling Shareholder and the Underwriters have not entered into the Underwriting Agreement on or before May 16, 2018 or (iii) for any reason the Underwriting Agreement is terminated prior to the Closing Date (as defined therein).

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page to Follow]

Yours very truly,

[Name of officer, director or shareholder]
[Address of officer, director or shareholder]

SCHEDULE I

Underwriters	Number of Shares to be Purchased
Goldman Sachs & Co. LLC	3,943,515
Citigroup Global Markets Inc.	3,943,514
Total	7,887,029

SCHEDULE II

Free Writing Prospectuses

None.

SCHEDULE III

Pricing Terms

1.	The Selling Shareholder is selling 7,887,029 Shares.

2.	The offering price per share for the Shares shall be the price set forth in the final prospectus supplement to be dated as of the date hereof.

SCHEDULE IV

List of Significant Subsidiaries

AYR Delaware LLC

Aircastle Holding Corporation Limited

Aircastle Advisor (Ireland) Ltd

SCHEDULE V

List of Persons and Entities Subject to Lock-up

Michael J. Inglese

Ronald W. Allen

Giovanni Bisignani

Michael J. Cave

Douglas A. Hacker

Ronald L. Merriman

Agnes Mura

Charles W. Pollard

Peter V. Ueberroth

Christopher L. Beers

Roy Chandran

Aaron Dahlke

Michael L. Kriedberg

Jose J. Maronilla Jr.

Takayuki Sakakida

Hajime Kawamura

Gentaro Toya

Marubeni Aviation Holding Coöperatief U.A.